EXHIBIT 4.34

                                 PROMISSORY NOTE

   $15,400,000.00                                            MONTGOMERY, ALABAMA
DECEMBER 31, 2001

            FOR VALUE RECEIVED FIBERCORE USA, INC., a Delaware corporation, as maker, having its principal place of business at _______________________ ("Borrower"), hereby unconditionally promises to pay to the order of TEACHERS RETIREMENT SYSTEM OF ALABAMA, having an address at 135 South Union Street, Montgomery, Alabama, 36130 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of __________________ FIFTEEN MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($15,400,000.00), or so much thereof as may be advanced pursuant to that certain Loan Agreement of even date herewith between Borrower and the Lender (the "Loan Agreement") in lawful money of the United States of America with interest thereon to be computed at the simple interest rate of eight (8%) percent per annum, and to be paid in accordance with the terms of this Note and the Loan Agreement. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

                            ARTICLE 1 . PAYMENT TERMS

            Borrower agrees to pay the principal sum of this Note and interest on the principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 5 of the Loan Agreement.

                      ARTICLE 2 . DEFAULT AND ACCELERATION

            The Loan shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or upon the Change in Control of Borrower, or upon sale of the Project or, on the happening of any other Event of Default. In the event the Loan becomes immediately due and payable, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement. This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Loan, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                           ARTICLE 3 . LOAN DOCUMENTS

            This Note is secured by the Security Documents. All of the terms, covenants and conditions contained in the Loan Agreement, each Security Document and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.


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                           ARTICLE 4 - SAVINGS CLAUSE

            This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Simple Interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                           ARTICLE 5 - NO ORAL CHANGE

            This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                               ARTICLE 6 . WAIVERS

            Borrower and all others who may become liable for the payment of all or any part of the Loan do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and nonpayment and all other notices of any kind. No release of any security for the Loan or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person not in writing signed on behalf of Lender and Borrower shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Loan, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation,


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and the term "Borrower" as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If any Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term "Borrower" as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, each Security Instrument or any other Loan Document.) If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

                              ARTICLE 7 . TRANSFER

            Upon the transfer of this Note in accordance with Section 5.5(b) of the Loan Agreement, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred. Notwithstanding the foregoing, a Change in Control of Borrower or a sale of the Project shall cause the Loan to become immediately due and payable at the election of Lender, under
Article 2 hereof.

                            ARTICLE 8 - GOVERNING LAW

            This Note shall be governed in accordance with the choice of law provisions of Section 1.4 of the Loan Agreement.

                               ARTICLE 9 - NOTICES

            All notices or other written communications hereunder shall be delivered in accordance with Section 9.6 of the Loan Agreement.

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            IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                       [BORROWER]
                                       FIBERCORE USA, INC.
                                          A DELAWARE CORPORATION


                                       By: /s/ Robert Lobban
                                           ------------------------------------
                                           Name:  Robert Lobban
                                           Title: Chief Financial Officer